Exhibit 99.2

Food Business

(A carve out of the Food business of Reckitt Benckiser Group Plc)

UNAUDITED COMBINED INTERIM FINANCIAL STATEMENTS

For the six-month periods ended June 30, 2017 and 2016

FOOD BUSINESS

UNAUDITED COMBINED BALANCE SHEETS

(Expressed in millions of U.S. Dollars)	June 30, 2017	December 31, 2016
ASSETS
Current assets
Accounts receivable, net	48.6	49.3
Inventories, net	41.6	32.6
Prepaid expenses and other current assets	6.7	5.4
Due from related parties	493.5	430.1

Total current assets	590.4	517.4
Property, plant and equipment, net	27.0	29.1
Intangible assets	36.0	36.0
Goodwill	9.7	9.7
Deferred income tax assets	17.1	17.0

Total assets	680.2	609.2
LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable	57.4	47.1
Payable income taxes	19.6	27.6
Due to related parties	43.2	30.5
Accrued expenses and other current liabilities	47.2	47.5

Total current liabilities	167.4	152.7

Deferred income tax liabilities	18.4	19.1
Pension and other post retirement liabilities	23.3	22.6

Total liabilities	209.1	194.4

Commitments & Contingencies
Invested equity
Parent’s net investment	472.5	415.9
Accumulated other comprehensive loss	(1.4)	(1.1)

Total invested equity	471.1	414.8

Total liabilities and invested equity	680.2	609.2

The accompanying notes form an integral part to these Unaudited Combined Interim Financial Statements.

FOOD BUSINESS

UNAUDITED COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Expressed in millions of U.S. Dollars)	Six months ended
	June 30, 2017	June 30, 2016
Net revenue	264.9	266.2
Cost of products sold	125.4	127.6

Gross profit	139.5	138.6

Operating expenses:
Selling expenses	28.8	29.8
Distribution expenses, net	8.1	6.0
Administrative expenses, net	28.3	39.0

Operating profit	74.3	63.8
Other income:
Interest income	0.9	0.6
Interest expense	—	—

Other income, net	0.9	0.6

Income before taxes	75.2	64.4

Provision for income taxes	19.2	15.7

Net income	56.0	48.7

Other comprehensive income/(loss), pre-tax:
Foreign currency translation movements	0.1	0.1
Losses on cash flow hedges	(0.4)	(0.6)

Other comprehensive loss	(0.3)	(0.5)

Total comprehensive income	55.7	48.2

The accompanying notes form an integral part to these Unaudited Combined Interim Financial Statements.

FOOD BUSINESS

UNAUDITED COMBINED STATEMENTS OF CHANGES IN PARENT COMPANY EQUITY

(Expressed in millions of U.S. Dollars)	Parent’s net investment	Accumulated other comprehensive income	Total invested equity
Balance at December 31, 2016	415.9	(1.1)	414.8
Net income	56.0	—	56.0
Other comprehensive loss	—	(0.3)	(0.3)
Net transfers from Parent	0.6	—	0.6

Balance at June 30, 2017	472.5	(1.4)	471.1

(Expressed in millions of U.S. Dollars)	Parent’s net investment	Accumulated other comprehensive income	Total invested equity
Balance at December 31, 2015	276.0	(1.1)	274.9
Net income	48.7	—	48.7
Other comprehensive loss	—	(0.5)	(0.5)
Net transfers from Parent	2.4	—	2.4

Balance at June 30, 2016	327.1	(1.6)	325.5

The accompanying notes form an integral part to these Unaudited Combined Interim Financial Statements.

FOOD BUSINESS

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

(Expressed in millions of U.S. Dollars)	Six months ended
	June 30, 2017	June 30, 2016
OPERATING ACTIVITIES:
Net income	56.0	48.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3.8	4.4
Deferred income taxes	(0.7)	(1.6)
Net change in assets and liabilities:
Accounts receivable	0.9	(5.6)
Prepaid expenses and other current assets	(1.6)	(4.6)
Inventories	(9.0)	(6.1)
Related Parties	14.2	(5.6)
Accounts payable	10.3	21.0
Accrued expenses and other liabilities	(0.5)	0.1
Income taxes payable	(8.1)	2.5
Long term retirement benefits	0.7	8.4

Net cash provided by operating activities	66.0	61.6

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1.7)	(2.0)

Net cash used in investing activities	(1.7)	(2.0)

FINANCING ACTIVITIES:
Net advances to related parties	(64.9)	(62.0)
Net transfers from parent	0.6	2.4

Net cash provided by financing activities	(64.3)	(59.6)

Effect of exchange rate fluctuations on cash and cash equivalents	—	—

Decrease in cash and cash equivalents	—	—

Cash and cash equivalents at the beginning of period	—	—

Cash and cash equivalents at end of period	—	—

The accompanying notes form an integral part to these Unaudited Combined Interim Financial Statements.

FOOD BUSINESS

Notes to Unaudited Combined Interim Financial Statements

1.	Nature of operations and basis of presentation

The Reckitt Benckiser food business (“the Food Business”) consists of legal entities, a branch and certain assets and liabilities which are fully owned by Reckitt Benckiser Group plc (“RB”).

The Food Business is engaged in the consumer foods business and manufactures primarily sauces, with a manufacturing facility located in Springfield, USA.

The Food Business has not comprised a separate legal entity or group of entities for the six month periods ended June 30, 2017 and 2016.

The unaudited combined interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim information. The unaudited combined interim financial statements have been prepared on a “carve-out” basis from the accounting records of RB using historical results of operations, assets and liabilities attributable to the Food Business and include allocations of expenses from RB. The combined interim financial statements are unaudited and in the opinion of management, they contain all adjustments (consisting primarily of normal recurring adjustments) necessary for a fair statement of the Food Business’s financial position as of June 30, 2017 and December 31, 2016, the results of operations for the six month periods ended June 30, 2017 and June 30, 2016, and the cash flows for the six month periods ended June 30, 2017 and June 30, 2016. The results of operations are not necessarily indicative of the results to be expected for the full fiscal year. The balance sheet at December 31, 2016, has been derived from the audited combined financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The accompanying combined interim financial statements and notes thereto should be read in conjunction with the audited combined financial statements and notes thereto for the fiscal year ended December 31, 2016.

These combined interim financial statements are presented in millions of dollars (‘$’).

Allocation from Parent

The combined interim financial statements include expense allocations for certain functions provided by RB, including, but not limited to, general corporate expenses related to finance, tax, information technology, human resources, communications, employee benefits and incentives. These expenses have been allocated on the basis of revenue, headcount, activity or other relevant measures. These costs have been allocated to the Food Business in all periods presented and are included within cost of goods sold, distribution costs and administrative expenses in the combined interim financial statements. Cost allocations amounted to $13.9 million and $11.9 million for the six month periods ended June 30, 2017 and 2016 respectively.

Additionally, the combined interim financial statements of the Food Business also reflect a portion of RB group costs relating to its operations as a public company including, but not limited to, corporate governance and board oversight. These costs have not historically been allocated to the Food Business, however they have been included in the combined interim carve out financial statements in all periods presented. These cost allocations are included in administrative expenses within the combined interim financial statements and amounted to $4.5 million and $6.1 million for the periods ended June 30, 2017 and 2016, respectively.

Management believes the assumptions and allocations underlying the combined interim financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis that the Food Business considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Food Business during the periods presented.

Further, amounts of $4.3 million and $5.3 million for the periods ended June 30, 2017 and 2016, respectively have been recharged to another part of RB as a result of fully including the cost base related to the Springfield LC leased warehouse within the combined interim financial statements. The amounts recharged out are considered a reasonable reflection of overall utilization of the warehouse and are included as a deduction to distribution expenses within the combined interim financial statements.

However, the amounts recorded for the allocations are not necessarily representative of the amounts that would have been reflected in the combined interim financial statements had the Food Business been an entity that operated independently.

2.	Summary of accounting principles

The combined interim financial statements have been prepared for the Food Business on the basis that it was historically managed by RB. All significant intercompany transactions and balances between entities within the Food Business have been eliminated. All significant outstanding balances between the Food Business and RB entities are included in the combined interim financial statements within net assets, included within due to/from Related parties on the face of the Balance Sheet.

The accounting policies of the Food Business are described in the audited combined financial statements of the Food Business for the year ended December 31, 2016 and have been applied consistently in these unaudited combined interim financial statements. There are no new accounting pronouncements that have been issued but not adopted in these unaudited combined interim financial statements that are expected to have a material impact on the unaudited combined interim financial statements.

3.	Balance Sheet information

Accounts Receivable

	June 30, 2017	December 31, 2016
Trade receivables	49.2	49.7
Allowance for doubtful accounts	(0.6)	(0.4)

Accounts receivables	48.6	49.3

The maximum exposure to credit risk at the period end is the carrying value of each class of receivable mentioned above. The Food Business does not hold any collateral as security.

Inventories

	June 30, 2017	December 31, 2016
Raw materials	2.2	2.1
Work in-progress	0.7	0.7
Finished goods	40.0	31.0

Inventories at lower of cost or market value	42.9	33.8
Inventory reserves	(1.3)	(1.2)

Inventories, net	41.6	32.6

Property, Plant and Equipment

	June 30, 2017	December 31, 2016
Land	1.2	1.2
Buildings and improvements	27.1	27.0
Machinery and equipment	96.1	95.6
Construction in progress	0.9	0.9

Property, Plant and Equipment	125.3	124.7

Accumulated depreciation	(98.3)	(95.6)

Property, Plant and Equipment, net	27.0	29.1

Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation expense for the periods ended June 30, 2017 and June 30, 2016 was $3.8 million and $4.4 million, respectively. No interest was capitalized during any of the periods presented.

Accrued Expenses and Other Current Liabilities

	June 30, 2017	December 31, 2016
Purchase of goods	18.8	15.3
Rebates	5.3	8.7
Marketing and advertising	16.1	11.0
Payroll and other employee related costs	5.6	9.2
Sales returns	—	0.2
Overdraft	0.5	0.5
Other, net	0.9	2.6

	47.2	47.5

Goodwill and Indefinite-lived Intangible Assets

The carrying amounts of goodwill and trademarks were as follows:

	Trademarks	Goodwill	Total
At June 30, 2017 and December 31, 2016	36.0	9.7	45.7

The Food Business performs an annual impairment test at the end of each financial year or more frequently if impairment indicators are present in Goodwill or indefinite-lived intangibles.

4.	Pension and Retirement Plans

Employees of the Food Business participate in both defined contribution pension plans and defined benefit pension plans.

Defined benefit plans

Eligible employees of the Food Business are members of the Retirement Plan for Union Employees of Reckitt Benckiser, LLC (the “Union Pension Plan”), which is a defined benefit pension plan. Certain other current and former employees of the Food Business are members of a multi-employer plan operated by RB, the non-union defined benefit pension plan. Additionally, certain senior employees are members of the Reckitt Benckiser LLC executive pension plan.

The Food Business’s accounts for pension and retirement plans in accordance with the authoritative guidance for retirement benefit compensation.

The Food Business applies defined benefit plan accounting for its participation in the Union Pension Plan. The Food Business measures its plan assets at fair value and the obligations at the present value of the estimated payments to plan participants. Plan assets consist of a mix of equities, fixed income funds and real estate funds. Participants earn benefits based on their service and pay. Those estimated payment amounts are determined based on assumptions. Actuarial gains and losses are fully recognized in the combined statement of income.

The following represents the components of net periodic (benefit) cost:

	June 30, 2017	June 30, 2016
Service cost	1.7	1.6
Interest cost	1.0	1.0
Expected return on plan assets	(1.0)	(1.1)
(Gain)/loss	(1.0)	6.9

Net pension (credit)/cost	0.7	8.4

The Food Business accounts for its participation in the non-union defined benefit pension plan, the Reckitt Benckiser LLC executive pension plan and other post-retirement plans as multi-employer plans.

Contributions

The Food Business’ policy for funding the Union Pension Plan is to contribute amounts sufficient to meet minimum funding requirements under employee benefit and tax laws. No contributions were made in the interim period to June 30, 2017 and 2016.

Amounts for post-employment benefits excluding the Union Pension Plan are included in administrative expenses within the combined statement of income and totaled $1.7 million and $1.6 million for the six month periods ended June 30, 2017 and 2016, respectively.

5.	Share-based Compensation

Certain of the Food Business’ employees participate in RB’s various incentive plans. Net income for June 30, 2017 and 2016 included pre-tax share-based compensation expense, within administrative expenses, of $0.7 million and $0.7 million, respectively, which related to share options and the restricted share scheme.

6.	Commitments and Contingencies

On July 15, 2017, the Food Business executed a settlement agreement with the United Food and Commercial Workers and Employers Food Trades and Industrial Health and Welfare Plan and its trustees (the “fund”) regarding the disputed Health & Welfare contributions due under the Collective Bargaining Agreement. The settlement agreement comprised of $2.8 million for the period to June 30, 2017 plus an interest charge of $0.3 million. Additionally, an amount of $2.7 million was also agreed for the years 2018 – 2021.

The combined interim financial statements for the six-month period ended June 30, 2017 include a charge within administrative expenses of $0.3 million. The liability recognized at June 30, 2017 was $3.1 million and is included within accrued payroll and other employee related costs. The charge for the year ended December 31, 2016 and the liability recognized at December 31, 2016 was $2.8 million.

As of June 30, 2017, there were no other material changes in the Food Business’s legal proceedings, contractual obligations and commercial commitments outside the ordinary course of business, as set out in the audited combined financial statements and notes thereto for the fiscal year ended December 31, 2016, 2015 and 2014 respectively.

7.	Income Taxes

The effective income tax rate was 26% for the six months to June 30, 2017 and 24% for the six months to June 30, 2016.

The Food Business operates in an international environment, accordingly, the combined effective tax rate is a composite rate reflecting the earnings in various locations and the applicable tax rates. Appropriate provisions have been made in respect of any uncertain tax positions that exist in relation to the Food Business.

8.	Related Party and Parent Company Transactions

Historically, RB has provided services to the Food Business. These services and expenses include finance, legal, tax, treasury, information technology, human resources, communications, employee benefits and incentives, insurance and share based compensation. The combined statements of income also include a portion of RB’s group costs relating to its operations as a public company, including, but not limited to, corporate governance and board oversight, not historically allocated to the Food Business.

These service charges and corporate expense allocations are based on a number of utilization measures including headcount, revenue, and operating profit. Management believes that the methods used to allocate expenses to the Food Business are reasonable.

The following table sets out the total expenses included in the combined statement of income for corporate allocations:

	June 30, 2017	June 30, 2016
Costs historically allocated to the Food Business: Cost of products sold	3.2	2.7
Costs historically allocated to the Food Business: Distribution expenses	6.5	4.3
Costs historically allocated to the Food Business: Administrative expenses	4.2	4.9

Total costs historically allocated to the Food Business	13.9	11.9
Costs not historically allocated to the Food Business: Administrative expenses	4.5	6.1

Total corporate allocations	18.4	18.0

The following table sets out the total recharges out to other parts of RB included in the combined statement of income related to the Springfield LC leased warehouse:

	June 30, 2017	June 30, 2016
Total corporate recharges out included in:
Distribution expenses	4.3	5.3

RB uses a centralized approach to cash management and financing its operations. Accordingly, none of the cash, cash equivalents, debt or related interest expense at the corporate level has been assigned to the Food Business in these combined financial statements, with the exception of that cash and inter-company debt that is held by the legal entities that comprise the Food Business. All intracompany transactions within the Food Business have been eliminated. All inter-company transactions between the Food Business, RB and other related entities not settled during the year are considered to be outstanding at the balance sheet date and have been included in these combined financial statements as due from or to related parties.

The following table sets out the total amount of trading transactions and balances with other RB entities (excluding allocations and recharges out as set out above) included in the combined statement of income and balance sheet, respectively:

	Receivable		Payable
	June 30, 2017	December 31, 2016	June 30, 2017	December 31, 2016
Reckitt Benckiser (Canada) Inc.	5.1	3.8	(6.5)	(1.8)
Reckitt Benckiser LLC	41.4	46.8	(30.7)	(25.7)
Reckitt Benckiser Healthcare (UK) Ltd	—	—	(1.3)	(0.8)
RB Manufacturing LLC	0.3	—	—	(0.1)
Reckitt Benckiser Corporate Services Ltd	—	0.3	—	—
Reckitt Benckiser Treasury Services Ltd	446.7	379.2	(4.7)	(2.1)

Total	493.5	430.1	(43.2)	(30.5)

	Income		Expense
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Reckitt Benckiser LLC	—	—	(0.2)	(0.7)
Reckitt Benckiser (Brasil) Ltd	0.1	0.2	—	—
Reckitt Benckiser Treasury Services Ltd	0.9	0.6	—	—
Reckitt Benckiser (Brands) Ltd	—	—	—	(0.5)
RB Manufacturing LLC	—	—	—	(0.1)

Total	1.0	0.8	(0.2)	(1.3)

The interest income on related party loans was $0.9 million and $0.6 million on June 30, 2017 and 2016, respectively. Interest is recognized in the combined statement of income in the period to which it relates. Interest is charged at LIBOR less 0.125% p.a. on balances with Reckitt Benckiser Treasury Services plc. Outstanding balances with related parties are repayable on demand.

9.	Parent’s Net Investment

Parent’s net investment in the combined balance sheets represents RB’s historical investment in the Food Business, the Food Business’ accumulated net earnings after income taxes, and the net effect of transactions with and allocations from RB.

Net transfers (to)/from Parent are included within the combined statement of changes in parent company equity. The components of the net transfers (to)/from Parent as of June 30, 2017 and 2016 are as follows:

	June 30, 2017	June 30, 2016
Attribution of Tiger’s Milk	(2.6)	(0.8)
Attribution of Springfield LC	0.8	0.2
Cost allocations	4.5	6.1
Income tax	(1.3)	(1.7)
Share based payment	(0.5)	(0.4)
Other	(0.3)	(1.0)

Total net transfers from Parent	0.6	2.4

10.	Fair Values

Financial assets and liabilities subject to fair value measurements on a recurring basis are as follows:

	June 30, 2017		December 31, 2016
	Fair value	Carrying value	Fair value	Carrying value
Assets:
Accounts receivable	48.6	48.6	49.3	49.3
Due from related parties	493.5	493.5	430.1	430.1
Liabilities:
Accounts payable	57.4	57.4	47.1	47.1
Due to related parties	43.2	43.2	30.5	30.5

The carrying amount of accounts receivable, accounts payable and due from/to related parties approximates fair value due to the short-term maturity of the amounts.

11.	Subsequent Events

The Food Business did not have any subsequent events through August 4, 2017, which is the date its unaudited combined interim financial statements were available to be issued, that would require recording or disclosure in the combined financial statements for the period ending June 30, 2017, except as disclosed below and as set out in Note 6.

On July 19, 2017, RB announced that it has entered into an agreement to sell its Food business to McCormick & Company Inc.